EXHIBIT 10.1


                           MASTER OPERATING AGREEMENT


     This MASTER OPERATING AGREEMENT (hereinafter the "Contract") is made and entered into effective this 1st day of May,2008

BETWEEN:

Mainland Resources, Inc., a Nevada Corporation with its business offices located at 2351 W. Northwest Highway, Suite 1120, Dallas, Texas 75220

AND

OPS Group Limited, a Texas Corporation with its business offices at 1030 Regional Park Drive, Houston, TX 77060

WHEREAS:

     A. MRI is engaged in the business of exploring for, investing in, and producing oil, gas and other hydrocarbons, including related operations and work.

     B. OPS is engaged in the business of drilling oil and gas wells, operating related facilities and carrying out production-related duties in connection with such facilities.

     C. OPS is, has, or routinely acquires, as is necessary; adequate equipment and fully trained, competent personnel for the purpose of efficiently operating its business and all wells or attempted wells on which it works.

     D. MRI is in the position to undertake various activities involving the finance, exploration, development, promotion, operation, drilling, overseeing or undertaking production of and for, existing and new, oil and gas wells (herein generally described as "Wells") and hydrocarbon production facilities (herein generally described as "Facilities") and (where Wells and Facilities are referred to collectively they will hereafter be generally described as "Oil and Gas Projects"), for itself and on behalf of other entities.

     E. MRI desires to designate a third party to carry out certain of the activities described under recital D, including the drilling and production duties on various Oil and Gas Projects which may include either Wells or Facilities or both, as the case may be, in relation to Oil and Gas Projects, for which MRI has obtained the right and/or the obligation to conduct general operations, including drilling and production duties (hereinafter generally described as "Operations").


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     F.  OPS has  offered  to  undertake  full  and  direct  responsibility  for
Operations in relation to MRI's Oil and Gas Projects, when designated or requested by MRI to do so in connection with MRI's projects as to which MRI has such rights.

     G. MRI and OPS (in combination the "Parties") desire to enter into this single, master agreement, (hereinafter called the "Contract") to govern their respective ongoing relationship in connection with all circumstances occurring from this date forward whereby MRI designates or requests OPS to operate, drill or otherwise carry out any operating or production related duties, obligations or tasks on Wells or related Facilities under or pursuant to any related operating agreement (where any Well, Facility or Oil and Gas Project is covered by an operating agreement, which MRI has entered into and is thereby binding on OPS as MRI's Operator, it will be delivered to OPS and attached hereto under Schedule "A," by the Parties) or if an operating agreement is required by the laws of any state in which any work or services are provided (the "Work") under this Contract such operating agreement will be attached hereto under Schedule "A".

     H. The Parties desire and OPS agrees, that OPS shall become and be deemed to the extent shown herein for all purposes the operator of record (herein described as "MRI's Operator") for all Wells, Facilities and Oil and Gas Projects generally that the Parties expressly designate and agree in writing that OPS undertake the Work in regard to under this Agreement.

     NOW THEREFORE IN CONSIDERATION of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, and the specifications and special provisions set forth in any exhibits attached and hereby incorporated, MRI and OPS mutually agree as follows:


1.0 NATURE AND TERM OF THIS CONTRACT

     1.1 This Contract shall control and govern all Work, and related issues; assumed, undertaken or performed by OPS in connection with any designation or request by MRI regarding its Oil and Gas Projects. All such designations or requests will not be binding on OPS until made in writing and formally accepted in writing by OPS as provided herein.

     1.2 The "Work" and the particular obligations of MRI and OPS, as contemplated and governed by this Contract, shall be further defined and divided as shown in Schedule "C" hereto. No waiver of or deviation from any terms, provisions or conditions stated herein shall be effective unless in writing and signed by an authorized officer of both MRI and OPS.

     1.3 The geographical area to which this Contract applies includes the state of Texas unless expressly modified by the Parties in writing.


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     1.4  The initial term of this Contract  shall be for one (1) year beginning on May 1, 2008 (the "Effective Date"), unless sooner terminated in accordance with the provisions hereof.

     1.5 This Contract shall automatically renew for consecutive one (1) year terms after the expiration of the initial term, unless and until the Contract is terminated in accordance with the provisions of this agreement.

     1.6 Either Party may prevent the renewal of this Contract or any successive term by giving notice of termination to the other Party not less than sixty (60) days preceding the end of the pending term. After such notice has been properly given, this Contract will terminate at the end of such pending term. After termination of the Contract, all of the terms and conditions stated in the Contract and any attachments or amendments thereto will remain in effect for and over any remaining Work or Operations initiated under this Contract, for the full duration of such Work or Operations.

     1.7 In addition to the rights and obligations expressed in this Contract, OPS may also be bound by a further agreement in the form of a separate operating agreement (the "Operating Agreement") which will be appended to this Contract under Schedule "A", the form of which will be agreeable to by Parties. The Operating Agreement will be executed by the Parties and contain the specific terms and conditions applicable to any particular Well, Facility or Oil and Gas Project where the Parties agree it is necessary or advisable to provide more specific terms and conditions to guide the Work or Operations of such Well, Facility or Oil and Gas Project then are generally provided for herein.

          1.7.1 The Contract and the Operating Agreement whether actually attached hereto or deemed attached hereto as Schedule "A", will be read together as one general agreement executed by the Parties together at the same time on the Effective Date of this Contract.

          1.7.2 Provided however, where there is a conflict between the language, provisions or intent of the Contract and the Operating Agreement in regard to a particular Well, Facility or Oil and Gas Project to which that Operating Agreement is applicable and the conflict or inconsistency cannot be reasonably resolved by giving such large and liberal interpretation to the overall intention and purposes of the Parties in entering into this Contract; then the specific language of the Operating Agreement entered into after this Contract is applicable to only to the Parties relations, activities, duties and obligations in relation to that Well, Facility or Oil and Gas Project to which the Operating Agreement in dispute applies and its language will take precedence over the general language of this Contract, but limited strictly in relation to resolving such conflict or inconsistency under dispute as it applies to that specific Well, Facility or Oil and Gas Project.

     1.8 OPS may also be bound by a further agreement in the form of a separate sub-operating agreement (the "Sub-Operating Agreement" or "SOA") which will be appended to this Contract under Schedule "B", the form of which will be agreeable to the Parties. The SOA will be executed by and between OPS and all other relevant interest holders in any Well, Facility or Oil and Gas Project or prospect of such and for which OPS provides any Operations, including materials or services of any kind in connection with the subject matter of this Contract pursuant to any written designation or request for Work made by MRI to OPS hereunder.


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     1.9  The execution of this Contract by MRI and OPS does not obligate MRI to offer any Work or services to OPS. The Parties will only be bound to the terms and conditions of this Contract in the event that MRI provides a written designation or request for Work from or by OPS under the terms of this Contract or any addendums, modifications or extensions hereto. Each instance of Work designated or requested by MRI hereunder may be subject to an Operating Agreement, SOA and any other contracts or agreements agreed to by the Parties hereto (hereinafter in combination generally described as the "Collateral Agreements"), as may be necessary pursuant to particular circumstances of the Work at issue.

     1.10 The terms and conditions of this Contract and of any Operating Agreement, SOA, related agreement or other Collateral Agreement in connection with such Work will supplement the terms of this Contract. It is intended that the terms of the Contract and those of any Collateral Agreement will be read together to give affect to all the terms of each agreement. Provided however, the Parties agree that the general principle governing interpretation in the presence of an irreconcilable conflict or inconsistency will be the same as provided in 1.7 above, which is the specific and the later take precedence over the former and the general language clauses in regard to the same specific subject matter under disputes between the Parties to this Contract. This principle of interpretation is agreed by the Parties to apply to any Schedule or Exhibit attached to this Master Contract.


     1.11 MRI may, at any time in its sole discretion; terminate or otherwise cancel any Work designated or requested hereunder by providing at least ninety (90) days written notice to OPS of such termination. On notice of such termination, OPS shall cooperate with MRI or its designee to ensure an orderly and expeditious transition of the Work to MRI or to any other designee or assignee thereof. In order to recoup any costs incurred during or related to such transition and not otherwise recoverable under this Contract, the Operating Agreement, the SOA or other Collateral Agreement, OPS will be entitled to recover such costs by way of making an additional charge of one month drilling overhead for each property or Well which has a rig operation ongoing at the time of termination (the "Transition Charge"). The Transition Charge will be restricted to the actual termination of the Contract by MRI in toto, and will not apply to a termination of any Collateral Agreement where the Contract remains in force.

     1.12 OPS may, at any time in its sole discretion, terminate or otherwise cancel any Work designated or requested hereunder in compliance with the procedures, terms and deadlines stated in the Contract or any Collateral Agreement hereto. OPS will provide MRI with at least ninety
          (90) days written notice of such termination. OPS shall cooperate with MRI or its designee to ensure an orderly and expeditious transition of the Work to MRI or to any designee or assignee thereof. A failure of OPS to provide MRI with at least ninety (90) days written notice of such termination will preclude OPS from entitlement of the Transition Fee as described under 1.11.



2.0 WORK, SERVICES, LABOR, EQUIPMENT, MATERIALS, AND SUPPLIES

     2.1 Each time MRI designates or requests Work from or by OPS by written notice, OPS must accept or reject such designation or request by written response within ten (10) days from the date they are deemed to have first received such written notice that such designation or request has been made. All rejections by OPS must be made in writing. Acceptances by OPS may be made verbally followed by written acceptance before the earlier of: (i) the ten (10) day notice requirement; or,
          (ii) by commencement of the requested work. Each time OPS accepts any Work, it shall commence such Work in a timely and expeditious manner,


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          provided  that OPS shall not be  required  by way of this  Contract to undertake any Work until such Work is 100% funded by way of advance payments as allowed and contemplated by the applicable Operating Agreement, SOA or any other Collateral Agreement. OPS shall make a diligent effort to obtain such advanced funding for the Work, but shall have no additional liability to MRI under this Contract if such funding is not obtained as to any particular Work or Operation

     2.2 MRI shall have the right, but not the obligation, to fund any Work or Operation for which OPS has not been able to obtain advance funds from any working interest owners or other obligated third parties, with any such advanced dollars to be refunded to MRI from any later collection of such funds from the persons primarily obligated therefore. To the extent that MRI advances any funds owed by other persons, MRI shall be immediately subrogated to any rights that OPS has or obtains to demand or collect such amounts. OPS will provide MRI and all obligated third parties with written notice acknowledging MRI's surrogated right to demand and receive the direct assignment of all such advances of funds from the obligated third parties.

     2.3 Once OPS has accepted or commenced providing materials and services in regard to any Work or Operation hereunder, OPS may resign from or otherwise terminate such Work, operations, or services in connection with a particular Well, Facility or Oil and Gas Project upon providing ninety (90) days notice thereof to MRI. However, no such resignation or termination shall occur at any point in time during which a Well is unstable or otherwise out of control, except by written consent of both Parties.

     2.4 If OPS rejects or resigns from any Work designated to or requested by MRI pursuant to the terms and conditions of this Contract for any reason other than the fact that the particular instance of Work at issue; (i) involves services or operations that are outside the geographic areas described herein; or, (ii) are outside the scope of OPS' abilities and expertise, such that OPS has never before successfully undertaken such services; then, MRI shall have the right, but not the obligation, to terminate this Contract or any Collateral Agreement which is affected by OPS's rejection or resignation, in MRI's sole discretion. Any resignation or rejection of Work is hereby deemed to be termination or cancellation of this Contract by OPS of this Contract without written notice, and will not be subject to the payment of a Transfer Charge by MRI where MRI accepts the rejection or resignation by OPS as immediately terminating the Contract.


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     2.5  When MRI  designates  or  requests  Work from or by OPS and OPS either does not have a right to reject such Work or OPS otherwise accepts such Work, OPS will commence furnishing such materials and services as required to undertake the Work at the agreed upon time, and continue such operations diligently and without delay in conformity with the specifications and requirements contained herein and in all Collateral Agreements.

     2.6 All materials or services rendered or performed by OPS for any Work or Operation pursuant to this Contract and all Collateral Agreements will be carried out by OPS as a prudent operator. As a prudent operator, OPS shall perform its duties and obligations with due diligence, in a good faith and in a workmanlike manner, using skilled, competent and experienced workmen and supervisors, all in accordance with good oilfield servicing practices. Accordingly, in the performance of any Work and in overseeing any Operation hereunder, OPS will furnish at its own expense and cost, or as provided under any relevant Operating Agreement, any and all necessary labor, machinery, equipment, tools, transportation and whatever else is necessary in the performance and completion of the Work as contemplated in this Contract and any Collateral Agreement. All materials, equipment, supplies or manufactured articles furnished by OPS in the performance of the Work will be selected and used in a matter consistent with good oilfield practice, for their intended purposes and each will be free from defects. Any portion of the materials or services forming Work which is found defective, deficient or unsuitable ill be removed, replaced or corrected by OPS without additional cost or risk to MRI. Upon completion of the Work, OPS will remove its materials and equipment from the Work location; will clean up the premises and leave them in a good condition and workmanlike manner.

     2.7 MRI will not furnish any labor, machinery, equipment, tools, transportation or other items in connection with any Work or Operation unless expressly provided for herein or in a separate, written Collateral Agreement hereto.

3. PAYMENT

     3.1 OPS will be paid for any and all Work at the rate and terms stated for the payment of the Operator contained in the appropriate Operating Agreement or as otherwise agreed upon by the Parties.

     3.2 Any overhead fees collected by OPS from the Working Interest Group on a Well, Facility or Oil and Gas Project in excess of overhead fees as defined in Exhibit ___ entitled "SERVICES INCLUDED IN OVERHEAD FEE SCHEDULE" shall accrue to and be credited to MRI.

4. REPORTS TO BE FURNISHED BY CONTRACTOR

     4.1 OPS shall maintain a true and correct set of records pertaining to the Work and provide written reports as required by the Operating Agreement or any other Collateral Agreement. MRI may, upon request, audit any and all records of OPS relating to the Work.


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5. INDEPENDENT CONTRACTOR RELATIONSHIP

     5.1 In the performance of any Work by OPS pursuant to this Contract or any Collateral Agreement, OPS shall be deemed to be the operator of record and an independent contractor, with the authority and right to direct and control all of the details of the Work. It is the understanding and intention of the Parties hereto that no relationship of master and servant, principal and agent or employer and employee shall exist between MRI and OPS, its employees, agents, or representatives. As such, OPS is solely responsible for the Work and all related risks, costs and liabilities. MRI shall retain direct responsibility only for those items shown, described and allotted to MRI in Exhibit "C' attached hereto. MRI shall retain or incur no other duties in connection with such Operating Agreements.

     5.2 In the performance of Work and services hereunder, OPS agrees that it will undertake those obligations, duties and responsibilities shown, described and allotted on Exhibit "C' attached hereto, and that OPS:

          5.2.1 acts as the  employer of any  employee  of OPS by paying  wages,
               directing   activities,   performing   other  similar   functions
               characteristic of an employer-employee relationship;

          5.2.2 is free to determine the manner in which any materials are rendered and services are performed in regard to any Work or Operation, including the hours of labor of or method of payment to any employee or the tasks assigned to any subcontractors, material suppliers, service companies or other contractors;

          5.2.3 is required to furnish or have its own employees, if any, furnish necessary tools, supplies, or materials to perform the Work and Operations;

          5.2.4 possesses the skills, resources and contactors required for any specific Work or Operation;

          5.2.5 agrees to file all required tax reports and pay all income taxes due on payments to OPS hereunder;

          5.2.6 where necessary, will contact and retain subcontractors, material suppliers, service companies, contract laborers or other contract providers required for the Work and verify that such persons are duly qualified and maintain adequate insurance for all Work, and the supply of services or materials by OPS in connection with any Work or Operation under this Contract or any Collateral Agreement hereto.

          5.2.7 agrees  that   neither  OPS  nor  OPS'   employees,   agents  or
               subcontractors will be covered by MRI's Workers' Compensation.


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6. INSURANCE

     6.1 As a separate and independent obligation, OPS shall at its expense or as provided in any relevant Operating Agreement; maintain, with an insurance company or companies authorized to do business in the state where the Work is to be undertaken or through a self-insurance program, provide insurance coverage of the kind and in the minimum amounts described in the particular Operating Agreement related to any designated or requested Work, and such insurance coverage will at least meet the requirements defined and described in Exhibit "D" hereto.

     6.2 All required insurance shall be maintained in full force and effect during the term of this Contract.

     6.3  Special Insurance Provisions

          The indemnity obligations set forth in Section 7 will be effective only to the maximum extent permitted by the applicable law or to the amount of any insurance in place and any chargebacks. In particular, but without limiting the generality of the foregoing, if any federal or state statute dictates or it is judicially determined that the monetary limits of insurance required or the indemnities voluntarily assumed hereunder exceed the maximum limits permitted under applicable law, the Parties hereby agree that said indemnities or insurance requirement shall automatically be amended to conform to the maximum extent permitted by law.

7. RESPONSIBILITIES, INDEMNITIES, RELEASES OF LIABILITY AND ALLOCATION OF RISK

     7.1 Unless otherwise stated in any applicable Operating Agreement or Collateral Agreement signed by the Parties, OPS assumes full responsibility for all materials and services provided by it in regard to any Work or Operation, including all duties, obligations and commitments undertaken or assumed pursuant to this Master Contract and any Collateral Agreement made pursuant hereto, as the MRI's Operator under this Master Contract and any Collateral Agreement. Without limiting the generality of the forgoing scope of responsibility and liability of OPS hereunder; in particular, OPS assumes full responsibility and liability for all materials and services provided by it or its employees, sub-contractors and agents which are acting under OPS's authority and Control as MRI's Operator hereunder in regard to any Work or Operation, including all duties, obligations and commitments undertaken or assumed by OPS as may also be described and allocated to OPS generally under this Master Contract and any Collateral Contract or which is specifically designated to OPS within Exhibit "C" hereto.

     7.2 MRI will retain direct responsibility and liability for the performance and payment of those obligations, duties and tasks shown, described and allocated to MRI as being within the exclusive responsibility and control of MRI under Exhibit "C' hereto. MRI will not be obligated for any other duties, obligations and commitments whether as an Owner or Operator in connection with this Master Contract or, except where stated by express written agreement of the Parties. Provided however, MRI will retain all duties, obligations and rights as working interest owner under any relevant Sub-Operating Agreement or other Collateral Agreements.


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     7.3  OPS, as the indemnitor,  hereby fully releases MRI, as the indemnitee, from any responsibility or liability for, and will protect, defend, save harmless and indemnify MRI, its subcontractors, consultants, subsidiaries, and affiliates and all officers, directors, employees, and owners from and against all claims, demands, actions and causes of action of every kind and nature, without limit and without regard to the cause or causes thereof, or the negligence of any third party or third parties, arising from those obligations, duties and tasks associated with all materials rendered and services provided in regard to a Work or Operation under the responsibility or control of OPS as MRI's Operator pursuant to this Master Contract or any Collateral Agreement. Without in anyway limiting the generality of the forgoing OPS's indemnity of MRI hereunder extends to and includes all claims, demands, actions and causes of action of every kind and nature, without limit and without regard to the cause or causes thereof, or the negligence of any third party or third parties, arising in connection with any obligations, duties and tasks associated with all materials rendered and services provided in regard to a Work or Operation which is shown, described and allocated to OPS as provided in Exhibit "C" hereto. Such indemnity by OPS of MRI also extends to include without limit and without regard to the cause or causes thereof or the negligence of any third party or third parties, all claims, demands, and causes of actions arising in favor of any of OPS's employees (including leased employees) or OPS' sub-contractors or their employees, or OPS' invitees, and whether on account of bodily injury, death, or damage to property related to any Work or Operation, unless agreed otherwise the express written agreement of the Parties.

     7.4 MRI, as the indemnitor, hereby fully releases OPS, as the indemnitee, from any responsibility or liability for, and will protect, defend, save harmless and indemnify OPS, its subcontractors, consultants, subsidiaries, and affiliates and all officers, directors, employees, and as working interest owners from and against all claims, demands, actions and causes of action of every kind and nature, without limit and without regard to the cause or causes thereof, or the negligence of any third party or third parties, arising from those obligations, duties and tasks shown, described and allocated solely and exclusively to MRI under Exhibit "C" hereto. Such indemnity by MRI of OPS also extends to include all claims, demands, actions and causes of action of every kind and nature arising in favor of any of MRI's employees (including leased employees) or MRI's sub-contractors or their employees, or MRI's invitees, and whether on account of bodily injury, death, or damage to subcontractors, consultants, subsidiaries, and affiliates and all officers, directors, employees, and working interest owner s of property related to any Work or Operation , related to those obligations, duties and tasks shown, described and allocated solely and exclusively to MRI under Exhibit "C" hereto.

     7.5 OPS shall assume full and exclusive responsibility and liability at all times for damage, loss or destruction to, by, or as a result of OPS's equipment, machinery or property related to or occurring in connection with any Work or Operation hereunder, and OPS hereby agrees to release, save harmless and indemnify MRI of and from any responsibility and liability for all such damage, loss or destruction sustained by the Parties under this Master Contract or any Collateral Agreement, except as otherwise expressly stated in writing to the contrary in any applicable Operating Agreement or Collateral Agreement duly executed by the Parties.

     7.6 Notwithstanding anything to the contrary contained in this Master Contract, it is understood and agreed by and between OPS and MRI that unless otherwise provided herein or in any applicable Operating Agreement or other Collateral Agreement signed by the Parties, OPS shall assume full and complete liability and responsibility for any and all pollution or contamination arising out of any Work or Operation related hereto, including the installation, construction, assembly, maintenance, control, disassembly and removal of all equipment, materials, structures, waste materials, debris, refuse, contaminants, production residuals and byproducts of every kind and nature associated with any Work or Operation on any Well, Facility or Oil and Gas Project pursuant to this Master Contract, any Operating

          Agreement or other Collateral Agreement hereunder. OPS as indemnitor will protect, defend, save harmless and indemnify MRI, as indemnitee, from and against all claims, demands, actions and causes of action of every kind and nature arising from any form of pollution or contamination (including Naturally Occurring Radioactive Material) associated with OPS undertaking all Work and Operations hereunder, including any and all machinery, equipment or materials provided and services rendered in regard to any Work or Operation undertaken by OPS pursuant to or in connection with this Master Contract or Collateral Agreement. The obligations hereinbefore describe whereby OPS agrees to protect, defend, save harmless and indemnify MRI, shall not be limited to the amount of any insurance in place and any insurance funds available after chargebacks.

     7.7 All liability and indemnity provisions of this Master Contract or any Collateral Agreement shall be without limit and shall include reasonable attorneys' fees and costs incurred by the Party receiving indemnification. The indemnitor shall have the right to provide a defense to the indemnitee at the indemnitor's own expense, and through counsel of indemnitor's own choosing, for any claim made or suit brought to which these indemnity provisions apply. The indemnitor may investigate and settle any claim or suit up to and including the amount of the indemnitor's obligation pursuant to the indemnity provisions contained in this Master Contract or any Collateral Agreement made pursuant hereto. Provided however, the indemnitor may not settle any claim without the indemnitee's written consent unless the indemnitor can reasonably establish that such settlement constitutes a full, absolute and final discharge of all liability of the indemnitee on the terms and conditions of the settlement proposed to be entered into by the indemnitor for the settlement of such cause, action or claim. In addition, reasonable attorney's fees and costs incurred shall be recoverable by the prevailing Party in any action to enforce these indemnification provisions. However, it is understood and agreed that any punitive damage award shall not be subject to the indemnity provisions under this Article 7.. Any punitive damage award shall be the sole and exclusive obligation of the Party against whom the award is granted and issued.

     7.8 The indemnities, releases and assumptions of liability extended by the Parties under the provisions of this Article 7 shall inure to the benefit of the Parties, and will extend to and include their parent or affiliated companies and their respective shareholders, officers, directors, members, authorized agents and representatives, and employees and any legal entity having a provable property title interest in a Well, Facility, Oil and Gas Project including any lease or similar tenure (all such persons, individuals or entities will be deemed and agreed by the Parties to be or form a part of the Parties for the purposes of the indemnification provisions contained herein). The terms and conditions for indemnification of the Parties provided for in this Article7 will have no application to any claims or causes of action asserted against MRI or OPS by reason of any agreement of indemnity with any person or entity not a party to this Master Contract and as such a third party which is outside the Parties express intention to indemnify hereunder.

     7.9 Each of the Parties' respective indemnity obligations under this Master Contract will be without regard to and without any right to contribution from any insurance policy or insurance funding source independently maintained by the other Party. If it is judicially determined that the monetary limits of contractually required insurance or of the indemnities assumed under this Master Contract (which OPS and MRI hereby agree will be supported either by available liability insurance or voluntarily self-insurance, or in some combination thereof) exceed the maximum limits permitted under applicable law, it is agreed that said insurance requirements or indemnities shall automatically be amended to conform to the monetary limits permitted by law.

     7.10 Except as may be otherwise provided in this Master Contract, OPS will notify MRI immediately of any claim, demand, or suit that may be presented to or served upon OPS by any individual, person, entity or third party arising out of or as a result of any Work or Operation which is the subject matter of this Master Contract. MRI will immediately notify OPS of any claim, demand, or suit that may be presented to or served upon MRI in connection with MRI's administration of any Work, Facility or Oil and Gas Project pursuant to this Master Contract, and without limiting the generality of the forgoing any claim, demand, or suit that may be brought in regard to any underlying mineral leases and related payments of royalty or by the overriding royalty interest owners for existing revenues, as allowed or required by the applicable Operating Agreement, SOA or other Collateral Agreement.

     7.11 Notwithstanding any other provision herein, it is expressly understood and agreed that each Party's gross negligence or willful misconduct shall be the sole and exclusive liability and responsibility of that offending actor.

8. TAXES AND CLAIMS

     8.1 Except as otherwise governed by the terms of the SOA as a legitimate charge to the working interest owners, OPS agrees to pay all taxes, licensing fees and other fees or fines levied or assessed on OPS in connection with its business incidental to its performance as the
          MRI's  Operator  on all the  Work  and  Operation  under  this  Master
          Contract or Collateral Agreement, by any governmental agency including: income taxes, unemployment compensation insurance, old age benefits, social security, or any other taxes, charges, fees, fines or other assessments levied upon OPS, its agents, employees, and representatives (hereinafter called "Tax Contributions and Remittance Obligations"). OPS further covenants and agrees to require the same covenants and agreement to be complied with regarding all Tax Contributions and Remittance Obligations and be liable for any breach of such obligations by any of its subcontractors.

     8.2 OPS agrees to reimburse MRI on demand for all such taxes, fees, fines or governmental charges shown in Section 8.1 above, whether Federal, State, Regional, Municipal or otherwise, that MRI may be required to pay or deem it necessary to pay. OPS agrees to furnish MRI with the information required by MRI to enable it to make the necessary reports and to pay such taxes or charges if necessary. However, MRI does not assume any duty or obligation to pay any such taxes, charges fees, fines or other assessments; and, any payment by MRI of such amounts will give rise to an immediate right of MRI to obtain reimbursement for all such amounts from OPS by way of withholding payments otherwise owed to OPS hereunder or alternatively by way of a subrogated interests in the manner described in 2.2 herein.

     8.3 OPS agrees to pay all claims for labor, materials, services, and supplies incurred by OPS and agrees to allow no lien or charge to be fixed upon the rig, the lease, the Well, Facilities, the land on which any Oil and Gas Project pursuant to this Master Contract is located, except as may be provided otherwise in any SOA governing a particular Work or Operation. OPS agrees to indemnify, protect, defend, and hold MRI harmless from and against all such claims, charges, and liens. If OPS shall fail or refuse to pay any claims or indebtedness incurred by OPS in connection with any Work or Operation as provided hereunder, it is agreed that MRI shall have the right to pay any such claims or indebtedness out of any money due or to become due to OPS hereunder. Notwithstanding the foregoing, MRI agrees that it will not pay any such claim or indebtedness as long as same is being actively contested by OPS and OPS has taken all actions necessary (including the posting of a bond where required by MRI or when otherwise appropriate under the circumstances) to protect the property interests of MRI and any other person, individual or third party affected by such claim or indebtedness.

9. LAWS, RULES AND REGULATIONS

     9.1 OPS agrees to comply with all laws, rules, regulations, licensing requirements and permitting required which are now or may become applicable to operations covered by this Contract or arising out of the performance of any Work or Operation hereunder. If MRI is required to pay any fine or penalty resulting from OPS' failure to comply with such laws, rules or regulations, OPS shall immediately reimburse MRI for any such payment together with any other interest, penalty, expense, cost or outlay including reasonable attorney's fee which have been paid or incurred by MRI in regard to OPS' non-compliance.

     9.2 OPS agrees to make, file or otherwise provide for all filings or recordings required or made necessary or advisable by any relevant or applicable by federal, state, regional or municipal laws, regulations, codes, rules or directives (in combination herein called the "Laws") for which OPS is responsible as MRI's Operator in connection with the Work or Operation pursuant to this Master Contract or any Collateral Agreement hereto.

     9.3 In the event any provision of this Master Contract is found to be inconsistent with or contrary to any applicable Laws such offending provision will be deemed to be modified or deleted only to the extent required to comply with said Law and this Master Contract, as so modified, shall remain in full force and effect.

     9.4 The Laws of the state, region and municipality encompassing the Well, Facility or Oil and Gas Project's site for the particular Work or Operation at issue shall govern the validity of this Master Contract (and any particular Collateral Agreements so affected), its interpretation and performance, and remedies for contractual breach or any claims relate to this Master Contract, without regard to its choice of law provisions, unless the Parties expressly agree in writing to a contrary arrangement regarding the applicable law governing this Master Contract.. Any litigation arising out of or pertaining to this Master Contract, or any Collateral Agreement, shall be filed and prosecuted in the appropriate court, tribunal or other judicial authority within the location of the particular Work or Operation involving the disputed matter or issue or such other venue as either Party to the Contract commences such action provided the court or tribunal accepts such jurisdiction as being a FORUM CONVENIENS for the commencement of such litigation, arbitration or proceeding or the Parties mutually consent in writing or otherwise attorn to that jurisdiction.

10 FORCE MAJEURE

   Except  for  the  duty  to  make   payments,   if  any,   when  due  and  the
   indemnification provisions under this Master Contract, neither MRI nor OPS shall be responsible to the other for any delay, damage or failure caused by or occasioned by a Force Majeure Event. As used in this Master Contract, "Force Majeure Event" includes acts of God, hurricanes, weather, action of the elements, warlike action, insurrection, revolution or civil strife, piracy, civil war or hostile action, strikes, differences with workers, acts of public enemies, federal or state laws, rules and regulations of any governmental authorities having jurisdiction in the premises or any other group, organization or informal association (whether or not formally recognized as a government), inability to procure material, equipment or necessary labor in the open market, acute and unusual labor, material or equipment shortages, or any other causes (except financial) beyond the control of either party. Delays due to the above causes or any of them shall not be deemed to be a breach of or failure to perform under this Master Contract.

11 CONFIDENTIAL INFORMATION, PATENTS, COPYRIGHT AND INTELLECTUAL PROPERTY

     11.1 OPS shall treat as confidential and shall not disclose to others, any information or documents (including without limitation any technical information, data, seismic data, logs, electric log data, mud logs, or core data) regarding MRI's plans, programs, processes, products, costs, equipment, files, logs, reports, data, permits, certificates, operations or customers (the "Confidential Information") that may come within the knowledge of OPS, its officers, employees, agents, sub-contractors in the performance of this Master Contract. All of such Confidential Information must be delivered to MRI by OPS immediately upon the termination of this Master Contract, unless otherwise directed by MRI. However, OPS shall be allowed to keep, but not use or disseminate, one copy of the Confidential Information for archival purposes for a one (1) year period after the termination of this Master Contract. Nothing contained herein, shall prevent OPS from disclosing to others or using in any manner any documents, data or information that it can prove has been published or has otherwise become part of the public domain, except where such information was published or made public by the act, omissions or fault of OPS, its employees, agents or subcontractors. Confidential Information shall not be construed to include any information independently in OPS' knowledge or possession or that has been independently developed by OPS without use of any Confidential Information.

     11.2 MRI shall treat as confidential and shall not disclose to others, any information or documents (including without limitation any technical information, data, seismic data, logs, electric log data, mud logs, or core data) regarding OPS's plans, programs, processes, products, costs, equipment, files, logs, reports, data, permits, certificates, operations or customers (included in the definition of "Confidential Information") that may come within the knowledge of MRI, its officers, employees, agents, or sub-contractors in connection with OPS' performance of or under this Master Contract. All of such Confidential Information must be delivered to OPS by MRI immediately upon the termination of this Master Contract, unless otherwise directed by OPS.

     11.3 Where either party has archived or maintained records, whether paper, electronic or otherwise, related to any Work or Operation designated, assigned or undertaken hereunder, such Party agrees to allow the other party reasonable access to such records and data where necessary to respond to any proper and timely request for such information by any third party who makes such request under relevant law or rules of judicial procedure. The Parties respectively agree to maintain any such records for use in any lawsuits or third party actions, as may be commercially and legally reasonably under the circumstances.

     11.4 OPS shall defend, indemnify and hold harmless MRI or any affiliate or subsidiary companies, and their respective directors, employees and agents (the "Indemnified Parties") from and against any and all loss, damage, injury, liability and claims thereof for any trade secret misappropriation, patent, copyright or trademark infringement ("Technology") resulting from OPS' performance regarding any Work or Operation hereunder, which Technology is not provided by or specifically required by MRI in connection with that Work or Operation. OPS shall reimburse Indemnified Parties fully for any royalties, damages, or other payments that the Indemnified Parties shall be obligated to pay. Indemnified Parties shall have the right to be present and represented by counsel, at their own expense, at all times during litigation and/or other discussions relating to claims of patent, copyright or trademark infringement trade secret misappropriation. Neither OPS nor Indemnified Parties shall settle or compromise any such litigation without the consent of the other if such settlement or compromise obligates the other to make any payment or part with any property or assume any obligation or grant any license or other rights or be subject to any injunction by reason of such settlement or compromise.

12 ASSIGNMENTS AND RIGHTS AFTER PARTIAL TERMINATION

     12.1 MRI and OPS agree that neither will assign nor delegate this Master Contract without prior written consent of the other Party. Such consent will not be unreasonably withheld by OPS.

     12.2 However, MRI has the right to withhold its consent to the assignment of all or any part of this Master Agreement or and Collateral
          Agreement,   without  any  reason  in  its  absolute  and   unfettered
          discretion.

     12.3 Provided that nothing herein should be construed as obligating MRI to engage OPS on any particular project, well, site, refinery, facility or other operation which MRI may now or at any future time be owner or operator of.

     12.4 Provided further, where this Master Contract or any Collateral Agreement is terminated or cancelled, in whole or in part in regard to a particular Well, Facility or Oil and Gas Project for which OPS ceases to be MRI's Operator, thereafter MRI will have the full right and authority to either assign those rights, duties, obligations, responsibilities, tasks and activities of OPS previously had hereunder to such other third party operator or enter into a new agreement with such third party operator as MRI in its absolute and unfettered discretion deems advisable.

13 SCHEDULES AND EXHIBITS

   The following schedules, exhibits and the rider provided in Exhibit "B", which is attached hereto, forms made a part of this Master Contract for all intents and purposes: SCHEDULES

   Schedule "A" - Operating Agreements
   Schedule "B" - Sub-Operating Agreements ("SOA")

   EXHIBITS

   Exhibit A - Accounting Procedures for Joint Operations Exhibit B - Indemnity provisions for specific States (including Louisiana) Exhibit C - Obligations of the Parties Exhibit D - Insurance Exhibit E - Services Included In Overhead Fee Schedule

14 NOTICES AND DEEMED DELIVERY

     14.1 All notices to be given with respect to this Contract, unless otherwise provided for, shall be given to MRI and OPS respectively at the addresses, fax numbers and email addresses shown herein or otherwise communicated by the Parties to each other for such notice and service matters during the currency of this Contract.

     14.2 All notices, requests, demands or other communications made by a Party will be deemed to have been duly delivered on the date of personal delivery utilizing a process server, courier or other means of physical delivery to the intended recipient ("Personal Service"), or on the date of facsimile transmission (the "Fax") on proof of receipt of the Fax, or on the date of electronic mail (the "email") with verifiable proof of receipt of such email, or on the seventh (7th) day after mailing by registered mail with postage prepaid ("Registered Mail"), to the Party's address, Fax number, email address set out in this Agreement or such other addresses Fax numbers or email address as the Parties or their Representatives may have from time to time during the currency of this Agreement or thereafter and communicated to the other Parties for the purposes of this Agreement.

15 TIME IS OF THE ESSENCE

   Time is of the essence in this Contract and all Collateral Agreements hereto. A waiver of the strict performance requirements hereunder in on instance will not constitute a waiver for any other instance where time for performance is specified this Contract and all Collateral Agreements hereto.

15 GENERAL PROVISIONS

     15.1 The Terms and Conditions in the Attached Schedules "A" and "B" and Exhibit "B" are adopted and incorporated by reference herein. All Schedules and Exhibits form part of this Master Contract and are deemed by the Parties to have been duly executed as at the time of execution of these presents and effective from and after the date of this Master Contract unless the Parties expressly agree that such Schedule or Exhibit take effect from and after such other time as they specify therein. The Parties confirm, consent and agree that subject to the provisions in 1.10 herein regarding interpretation of conflicts and inconsistencies between the terms and conditions of this Master Contract and any Schedules or Exhibits hereto.

     15.2 This Master Contract or any Collateral Agreement made pursuant hereto will inure to and be binding upon the Parties hereto as well as to their heirs, successors and assigns.

     15.3 No delegation or designation of any kind by OPS to any third parties to conduct, undertake, be responsible for or control any Work or Operation hereunder, or any portion thereof, shall relieve OPS of it's duties, responsibilities and obligations under this Master Contract and any related Operating Agreements, SOA or other Collateral Agreements, unless expressly agreed in writing by the Parties hereto.

     15.4 No waiver, modification, amendment or addition of any term, condition or provision of this Master Contract or any Collateral Agreement shall be valid or of any force or effect unless made in writing, signed by the parties hereto, or their duly authorized representatives, and specifying with particularity the nature and expense of such waiver, modification, amendment or addition.

     15.5 Except as required by law, no public announcement or press release concerning the Master Contract or any Collateral Agreement are permitted without the prior review and written consent of MRI.


     15.6 Any demand, notice or other communication to be given in connection with this Master Contract or any Collateral Agreement in writing and will be given by regular mail, facsimile transmission or by electronic means of communication addressed to the recipient Party at the addresses, facsimile numbers or email addresses provided above or to such other street address, individual or electronic communication number or electronic mail address as may be designated by notice given by either Party to the other. Any demand, notice or other communication given by personal delivery will be conclusively deemed to have been given on the day of actual delivery and if given by registered mail on the 3rd Business Day following the deposit thereof in the mail and if given by electronic communication will be conclusively deemed to have been given on the day of transmittal thereof if given during the normal business hours of the recipient and on the following Business Day during such normal business hours if not given during such normal Business hours on the day of such electronic delivery.

     15.7 This Master Contract or any Collateral Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which taken together will be deemed to constitute one and the same instrument

     15.7 In case any provision in this Master Contract or any Collateral Agreement should be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Master Contract or any Collateral Agreement, and the validity, legality and enforceability of the reaming provision of this Master Contract or any Collateral Agreement will not in any way be affected or impaired by severance of any invalid, illegal or unenforceable provision.

     15.8 Delivery of an executed signature page to this Master Contract or any Collateral Agreement by any Party by electronic transmission will be as effective as delivery of a manually executed copy of this Master Contract or any Collateral Agreement by such Party.


THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties hereto or their authorized signatories have signed, sealed and duly executed this Contract effective the date first appearing above.



SIGNED, SEAL AND DELIVEDED by the
Authorized Signatory for ) MAINLAND RESOURCES,
INC.,:                                                             )
                                                                   )
/s/ MICHAEL J. NEWPORT                                             )
______________________________________________                     )
Authorized Signatory                                               )
                                                                   ) C/S
Print Name: Michael J. Newport                                     )
                                                                   )
Print Title: President                                             )
                                                                   )
Address: 11314                                                     )




SIGNED, SEAL AND DELIVEDED by the
Authorized Signatory for OPS GROUP LIMITED                         )
                                                                   )
/s/ REGAN D. WOOD                                                  )
______________________________________________                     )
Authorized Signatory                                               )
                                                                   )
Print Name: Regan D. Wood                                          )
                                                                   ) C/S
Print Title: President                                             )
                                                                   )
Address: 1030 Regional Park Dr.                                    )
         Houston, TX 77060                                         )

                                  SCHEDULE "A"

                              OPERATING AGREEMENTS

                                   EXHIBIT "A"

                   ACCOUNTING PROCEDURES FOR JOINT OPERATIONS


     Attached to and made a part of Master Operating Agreement the ("Master Contract") dated May 1, 2008 by and between Mainland Resources, Inc. ("MRI") as Working Interest Owner and OPS Group Limited ("OPS") as Operator.

I.   GENERAL PROVISIONS

     1.   DEFINITIONS

     "Controllable Material" shall mean Material which at the time is so classified in the Material Classification Manual as most recently recommended by the Council or Petroleum Accountants Societies.

     "First Level Supervisors" shall mean those employees whose primary function in Joint Operations is the direct supervision of other employees and/or contract labor directly employed on the Joint Property in a field operating capacity.

     "Joint Property" means and includes the real and personal property subject to the agreement to which this Accounting Procedure is attached.

     "Joint Operations" means and includes all operations necessary or proper for the development, operation, protection and maintenance of the Joint Property.

     "Joint Account" means the account showing the charges paid and credits received in the conduct of the Joint Operations and which are to be shared by the Parties.

     "Material" shall mean personal property, equipment or supplies acquired or held for use on the Joint Property.

     "Non-Operators" mean the Parties to this Master Contract or any Collateral Agreements other than the Operator and MRI, as Project Owner. "Operator" shall mean the party designated by MRI (being the MRI Designatee) to conduct, undertake, be responsible for and operate the Joint Operations.

     "Operator" shall mean the party designated to conduct, undertake, be responsible for and operate the Joint Properties.

     "Parties" shall mean the Project Owner, Operator and Non-Operators.

     "Personal Expenses" shall mean travel and other reasonable reimbursable expenses of Operator's employees.

     "Technical Employees" shall mean those employees having special and specific engineering, geological or other professional skills, and whose primary function in Joint Operations is the handling of specific operating conditions and problems for the benefit of the Joint Property.

     2.   STATEMENT AND BILLINGS

     Operator shall bill Non-Operators in advance, or in its sole discretion, on or before the last day of each month for their proportionate share of the Joint Account for the preceding month. Such bills will be accompanied by statements which identify the authority for expenditure, lease or facility, and all charges and credits summarized by appropriate classifications of investment and expense, except that items of Controllable Material and unusual charges and credits shall be separately identified and fully described in detail.

     3.   ADVANCES AND PAYMENTS BY NON-OPERATORS

     A. Unless otherwise provided for in the agreement, the Operator may require the Non-Operators to advance their share of estimated cash outlay for the succeeding month's operation within fifteen (15) days after receipt of the billing or by the first day of the month for which the advance is required, whichever is later. Operator shall adjust each monthly billing to reflect advances received from the Non-Operators.

     B. Each  Non-Operator  will pay its  proportion of all bills within fifteen
(15) days after receipt. If payment is not made within such time, the unpaid balance shall bear interest monthly at the rate of Twelve percent (12%) on the first day of the month in which delinquency occurs plus 1% or the maximum contract rate permitted by the applicable usury laws in the state in which the Joint Property is located, whichever is the lesser, plus attorney's fees, court costs, and other costs in connection with the collection of unpaid amounts.

     4.   ADJUSTMENTS

     Payment of any such bills will not prejudice the right of any Non-Operator to protest or question the correctness thereof; provided, however, all bills and statements rendered to Non-Operators by Operator during any calendar year will conclusively be presumed to be true and correct after twenty-four (24) months following the end of any such calendar year, unless within the said twenty-four
(24) month period a Non-Operator takes written exception thereto and makes claim on Operator for adjustment. No adjustment favorable to Operator shall be made unless it is made within the same prescribed period. The provisions of this paragraph shall not prevent adjustments resulting from a physical inventory of Controllable Material as provided for in Section V.

     5.   AUDITS

     A. A Non-Operator, upon notice in writing to Operator and all other Non-Operators, will have the right to audit Operator's accounts and records relating to the Joint Account for any calendar year within the twenty-four (24) month period following the end of such calendar year; provided, however, the making of an audit will not extend the time for the taking of written exception to and the adjustments of accounts as provided for in Paragraph 4 of this
Section I. Where there are two or more Non-Operators, the Non-Operators will make every reasonable effort to conduct a joint audit in a manner which will result in a minimum of inconvenience to the Operator. The Operator will bear no portion of the Non-Operators' audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of those Non-Operators approving such audit.

     B. The Operator shall reply in writing to an audit report within 180 days after receipt of such report.

     6.   APPROVAL BY NON-OPERATORS

     Where an approval or other agreement of the Parties or Non-Operators is expressly required under other sections of this Accounting Procedure and if the agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the Operator will notify all Non-Operators of the Operator's proposal, and the agreement or approval of a majority in interest of the Non-Operators will be binding on and controlling of all Non-Operators as if each such Non-Operator consented to the Operator's proposal in the form approved by the majority of Non-Operators.

II. DIRECT CHARGES

     Operator shall charge the Joint Account as shown in Exhibit "E" to the Master Contract, or as follows, in the Operator's sole discretion.

     1.   ECOLOGICAL AND ENVIRONMENTAL

     Costs incurred for the benefit of the Joint Property as a result of governmental or regulatory requirements to satisfy environmental considerations applicable to the Joint Operations. Such costs may include surveys of an ecological or archaeological nature and pollution control procedures as required by applicable laws and regulations.

     2.   RENTALS AND ROYALTIES

     Lease rentals and royalties paid by Operator for the Joint Operations.

     3.   LABOUR

          A.   1.  Salaries and wages of  Operator's  field  employees  directly
               employed   on  the  Joint   Property  in  the  conduct  of  Joint
               Operations.

               2.   Salaries of First level Supervisors in the field.

               3. Salaries and wages of Technical Employees directly employed on the Joint Property if such charges are excluded from the overhead rates.

               4. Salaries and wages of Technical Employees either temporarily or permanently assigned to and directly employed in the operation or the Joint Property if such charges are excluded from the overhead rates.

          B. Operator's cost of holiday, vacation, sickness and disability benefits and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Paragraph 3A of this Section II. Such costs under this Paragraph 3B may be charged on a "when and as paid basis" or by "percentage assessment" on the amount of salaries and wages chargeable to the Joint Account under Paragraph 3A of this Section II. If a percentage assessment is used, the rate shall be based on the Operator's cost experience.

          C. Expenditures or contributions made pursuant to assessments imposed by governmental authority which are applicable to Operator's costs chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

          D. Personal Expenses of those employees whose salaries and wages are chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II.

     4.   EMPLOYEE BENEFITS

     Operator's current costs or established plans for employees' group life insurance, hospitalization, pension, retirement, stock purchase, thrift, bonus, and other benefit plans of a like nature, applicable to Operator's labor cost chargeable to the Joint Account under Paragraphs 3A and 3B of this Section II shall be Operator's actual cost not to exceed the percent most recently recommended by the Council of Petroleum Accountants Societies.

     5.   MATERIAL

     Material purchased or furnished by Operator for use on the Joint Property as provided under Section IV. Such Material will only be purchased for or transferred to the Joint Property as may be required for immediate use and as is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks of such Material will be avoided.

     6.   TRANSPORTATION

     Transportation   of  employees   and  Material   necessary  for  the  Joint
Operations, but subject to the following limitations:

          A. If Material is moved to the Joint Property from the Operator's warehouse or other properties, no charge shall be made to the Joint Account for a distance greater than the distance from the nearest reliable supply store where like material is normally available or a railway receiving point nearest the Joint Property unless agreed to by the Parties.

          B. If surplus Material is moved to Operator's warehouse or other storage point, no charge shall be made to the Joint Account for a distance greater than the distance to the nearest reliable supply store where like material is normally available, or a railway receiving point nearest the Joint Property unless expressly agreed to in writing by the Parties. No charge shall be made to the Joint Account for moving Material to other properties belonging to Operator, unless agreed to by the Parties in writing.

          C. In the application of subparagraphs A and B above, the option to equalize or charge actual trucking cost is available when the actual charge is $400 or less excluding accessorial charges. The $400 will be adjusted to the amount most recently recommended by the Council of Petroleum Accountants Societies.

     7.   SERVICES

     The cost of contract services, equipment and utilities provided by outside sources, except services excluded by Paragraph 10 of Section II and Paragraph
(i), (ii) and (iii), of Section III. The cost of professional consultant services and contract services of technical personnel directly engaged on the Joint Property if such charges are excluded from the overhead rates. The cost of professional consultant services or contract services of technical personnel not directly engaged on the Joint Property shall not be charged to the Joint Account unless previously agreed to in writing by the Parties.

     8.   EQUIPMENT AND FACILITIES FURNISHED BY THE OPERATOR

          A. The Operator shall charge the Joint Account for use of Operator owned equipment and facilities at rates commensurate with costs of ownership and operation. Such rates shall include costs of maintenance, repairs, other operating expense, insurance, taxes, depreciation, and interest on gross investment less accumulated depreciation not to exceed Twelve (12%) percent per annum. Such rates shall not exceed average commercial rates currently prevailing in the immediate area of the Joint Property.

          B. In lieu of charges in Paragraph 8A above, Operator generally will may elect to use average commercial rates prevailing in the immediate area of the Joint Property less twenty (20%) percent per annum. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport Association.

     9.   DAMAGES AND LOSSES TO JOINT PROPERTY

     All costs or expenses necessary for the repair or replacement of Joint Property made necessary because of damages or losses incurred by fire, flood, storm, theft, accident, or other cause, except those resulting from Operator's gross negligence or willful misconduct. Operator shall furnish Non-Operator written notice of damages or losses incurred as soon as practicable after a report thereof has been received by Operator.

     10.  LEGAL EXPENSE

     Expense of handling, investigating and settling litigation or claims, discharging of liens, payment of judgments and amounts paid for settlement of claims incurred in or resulting from Work and Operations under the Master Contract or any Collateral Agreement, or which are necessary to protect or recover the Joint Property, except that no charge for services of Operator's legal staff or fees or expense of outside attorneys will be made unless previously agreed to in writing by the Parties. All other legal expenses are considered to be covered by the overhead provisions of Section III unless otherwise agreed to in writing by the Parties, except as provided in Section I, Paragraph 3.

     11.  TAXES

     All taxes of every kind and nature assessed or levied upon or in connection with the Joint Property, the operation thereof, or the production therefrom, and which taxes have been paid by the Operator for the benefit of the Parties. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the Joint Account shall be made and paid by the Parties hereto in accordance with the tax value generated by each party's working interest.

     12.  INSURANCE

     Net premiums paid for insurance are required to be carried for the Joint Operations for the protection of the Parties.

     In the event Joint Operations are conducted in a state in which Operator may act as self-insurer for Worker's Compensation and/or Employers Liability under the respective state's laws, the Operator may, at its election, include the risk under its self-insurance program and in that event, Operator shall include a charge at Operator's cost not to exceed manual rates.

     13.  ABANDONMENT AND RECLAMATION

     Costs incurred for abandonment of the Joint Property, including costs required by governmental or other regulatory authority.

     14.  COMMUNICATIONS

     Cost of acquiring, leasing, installing, operating, repairing and maintaining communication systems, including radio and microwave facilities directly serving the Joint Property. In the event communication facilities/systems serving the Joint Property are Operator owned, charges to the Joint Account will be made as provided in Paragraph 8 of this Section II.

     15.  OTHER EXPENDITURES

     Any other expenditure not covered or dealt with in the foregoing provisions of this Section II, or in Section III and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the Joint Operations.

III. OVERHEAD

     1.   OVERHEAD - DRILLING AND PRODUCING OPERATIONS

     Operator shall charge the Joint Account as shown in Exhibit "E" to the Master Contract, or as follows, in the Operator's sole discretion.

          (i)  As compensation for administrative,  supervision, office services
               and  warehousing   costs,   Operator  will  charge  drilling  and
               producing operations on either:

               (X) Fixed Rate Basis, pursuant to Paragraph l A of this Section III, or

               (__) Percentage Basis,  Basis,  pursuant to Paragraph l B of this
                    Section III.

               Unless otherwise agreed to by the Parties, such charge shall be in lieu of costs and expenses of all offices and salaries or wages plus applicable burdens and expenses of all personnel, except those directly chargeable under Paragraph 3A, Section II. The cost and expense of services from outside sources in connection with matters of taxation, traffic, accounting or matters before or involving governmental agencies shall be considered as included in the overhead rates provided for in the above selected Paragraph 1(i) of this
          Section III unless such cost and expense are agreed to by the Parties as a direct charge to the Joint Account.

          (ii) The salaries, wages and Personal Expenses of Technical Employees and/or the cost of professional consultant services and contract services of technical personnel directly employed on the Joint
               Property:

               (__) will be covered by the overhead rates, or

               (X)  will not be covered by the overhead rates.

          (iii) The salaries, wages and Personal Expenses of Technical Employees and/or costs of professional consultant services and contract services of technical personnel either temporarily or permanently assigned to and directly employed in the operation of the Joint
               Property:

               (__) will be covered by the overhead rates, or

               (X)  will not be covered by the overhead rates.

          A.   Overhead - Fixed Rate Basis

               1. Operator shall charge the Joint Account at the following rates per well per month:

                    Drilling Well Rate See Exhibit "E" (Prorated for less than a full month)

                    Producing Well Rate       See Exhibit "E"

               2. Application of Overhead - Fixed Rate Basis shall be as follows:

          (a)  Drilling Well Rate

               (1) Charges for drilling wells shall begin on the date the well is spudded and terminate on the date the drilling rig, completion rig, or other units used in completion of the well is released, whichever is later, except that no charge shall be made during suspension of drilling or completion operations for fifteen (15) or more consecutive calendar days.

               (2) Charges for wells undergoing any type of workover or recompletion for a period of five (5) consecutive work days or more shall be made at the drilling well rate. Such charges shall be applied for the period from date workover operations, with rig or other units used in workover, commence through date of rig or other unit release, except that no charge shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

          (b)  Producing Well Rates

               (1) An active well either produced or injected into for any portion of the month shall be considered as a one-well charge for the entire month.

               (2) Each active completion in a multi-completed well in which production is not commingled down hole shall be considered as a one-well charge providing each completion is considered a separate well by the governing regulatory authority.

               (3) An inactive gas well shut in because of overproduction or failure of purchaser to take the production shall be considered as a one-well charge providing the gas well is directly connected to a permanent sales.

               (4) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well. This one-well charge shall be made whether or not the well has produced except when drilling well rate applies.

               (5) All other inactive wells (including but not limited to inactive wells covered by unit allowable, lease allowable, transferred allowable, etc.) shall not qualify for an overhead charge.

               3. The well rates shall be adjusted as of the first day of April each year following the effective date of the Master Contract to which this Accounting Procedure is attached. The adjustment shall be computed by multiplying the rate currently in use by the percentage increase or decrease in the average weekly earnings of Crude Petroleum and Gas Production Workers for the last calendar year compared to the calendar year preceding as shown by the index of average weekly earnings of Crude Petroleum and Gas Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics, or the equivalent Canadian index as published by Statistics Canada, as applicable. The adjusted rates shall be the rates currently in use, plus or minus the computed adjustment.

          B.   Overhead - Percentage Basis

               1. Operator shall charge the Joint Account at the following rates:

                    (a) Development ________ Percent (__ %) of the cost of development of the Joint Property exclusive of costs provided under Paragraph 10 of Section II and all salvage credits.

                    (b)  Operating  ________  Percent  (__  %) of  the  cost  of operating the Joint Property exclusive of costs provided under Paragraphs 2 and 10 of Section II, all salvage credits, the value of injected substances purchased for secondary recovery and all taxes and assessments which are levied, assessed and paid upon the mineral interest in and to the Joint Property.

               2. Application of Overhead - Percentage Basis shall be as follows:

                    For the purpose of determining charges on a percentage basis under Paragraph 1B of this Section III, development shall include all costs in connection with drilling, redrilling, deepening, or any remedial operations on any or all wells involving the use of drilling rig and crew capable of drilling to the producing interval on the Joint Property; also, preliminary expenditures necessary in preparation for drilling and expenditures incurred in abandoning when the well is not completed as a producer, and original cost of construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, except Major Construction as defined in Paragraph 2 of this Section III. All other costs shall be considered as operating.

     2.   OVERHEAD - MAJOR CONSTRUCTION

     To compensate the Operator for overhead costs incurred in the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, Operator shall either negotiate a rate prior to the beginning of construction, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of $25,000.00:

          A. Five (5 %) percent of the first $100,000 or total cost if less, plus

          B. Two (2 %) percent of the costs in excess of $100,000 but less than $1,000,000, plus

          C. One and one half (1.5 %) percent of the costs in excess of $1,000,000.

     Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single project will not be treated separately and the cost of drilling and workover wells and artificial lift equipment will be excluded.

     3. CATASTROPHE OVERHEAD

     To compensate the Operator for overhead costs incurred in the event of expenditures resulting from a single occurrence due to oil spill, blowout, explosion, fire, storm, hurricane, or other catastrophes as agreed to by the Parties, which are necessary to restore the Joint Property to the equivalent condition that existed prior to the event causing the expenditures, Operator shall either negotiate a rate prior to charging the Joint Account or shall charge the Joint Account for overhead based on the following rates:

          A.   Five (5 %) percent of total costs through $100,000; plus

          B. Two (2 %) percent of total costs in excess of $100,000 but less than $1,000,000; plus

          C. One and one half (1.5 %) percent of total costs in excess of $1,000,000.

     Expenditures subject to the overheads above will not be reduced by insurance recoveries, and no other overhead provisions of this Section III shall apply

     4.   AMENDMENT OF RATES

     The overhead rates provided for in this Section III may be amended from time to time, but only by mutual written agreement between the Parties hereto if, in practice, the rates are found to be insufficient or excessive.

IV. PRICING OF JOINT ACCOUNT MATERIAL PURCHASES, TRANSFERS AND DISPOSITIONS

     The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for all Material movements affecting the Joint Property. The Operator will provide all Material for use on the Joint Property; however, at the Operator's option, such Material may be supplied by the Non-Operator, provided such material meets API standards. The Operator will make timely disposition of idle and/or surplus Material, such disposal being made either through sale to Operator or Non-Operator, division in kind, or sale to outsiders. The Operator may purchase, but is under no obligation to purchase, any interest of Non-Operators in surplus condition A or B Material. The disposal of surplus Controllable Material not purchased by the Operator shall be agreed to by the Parties.

     1.   PURCHASES

     Material purchased shall be charged at the price paid by Operator after deduction of all discounts received. In case of Material found to be defective or returned to vendor for any other reasons, credit shall be passed to the Joint Account when adjustment has been received by the Operator.

     2.   TRANSFERS AND DISPOSITIONS

     Material furnished to the Joint Property and Material transferred from the Joint Property or disposed of by the Operator, unless otherwise agreed to by the Parties, shall be priced on the following basis exclusive of cash discounts:

          A.   New Material (Condition A)

               1.   Tubular Goods Other than Line Pipe

                    (a) Tubular goods, sized 2 3/8 inches OD and larger, except line pipe, shall be priced at Eastern mill published carload base prices effective as of date of movement plus transportation cost using the 80,000 pound carload weight basis to the railway receiving point nearest the Joint Property for which published rail rates for tubular goods exist. If the 80,000 pound rail rate is not offered, the 70,000 pound or 90,000 pound rail rate may be used. Freight charges for tubing will be calculated from Lorain, Ohio and casing from Youngstown, Ohio.

                    (b) For grades which are special to one mill only, prices shall be computed at the mill base of that mill plus transportation cost from that mill to the railway receiving point nearest the Joint Property as provided above in Paragraph 2.A.(1)(a). For transportation cost from points other than Eastern mills, the 30,000 pound Oil Field Haulers Association interstate truck rate shall be used.

                    (c) Special end finish tubular goods shall be priced at the lowest published out-of-stock price, f.o.b. Houston, Texas, plus transportation cost, using Oil Field Haulers Association interstate 30,000 pound truck rate, to the railway receiving point nearest the Joint Property.

                    (d) Macaroni tubing (size less than 2 3/8 inch OD) shall be priced at the lowest published out-of-stock prices f.o.b. the supplier plus transportation costs, using the Oil Field Haulers Association interstate truck rate per weight of tubing transferred, to the railway receiving point nearest the Joint Property.

               2.   Line Pipe

                    (a) Line pipe movements (except size 24 inch OD and larger with walls 3/4 inch and over) 30,000 pounds or more shall be priced under provisions of tubular goods pricing in Paragraph A.(l)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                    (b) Line Pipe movements (except size 24 inch OD) and larger with walls 3/4 inch and over) less than 30,000 pounds shall be priced at Eastern mill published carload base prices effective as of date of shipment, plus 20 percent, plus transportation costs based on freight rates as set forth under provisions of tubular goods pricing in Paragraph A.(1)(a) as provided above. Freight charges shall be calculated from Lorain, Ohio.

                    (c) Line pipe 24 inch OD and over and 3/4 inch wall and larger shall be priced f.o.b. the point of manufacture at current new published prices plus transportation cost to the railway receiving point nearest the Joint Property.

                    (d) Line pipe, including fabricated line pipe, drive pipe and conduit not listed on published price lists shall be priced at quoted prices plus freight to the railway receiving point nearest the Joint Property or at prices agreed to by the Parties.

               3. Other Material shall be priced at the current new price, in effect at date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property.

               4. Unused new Material, except tubular goods, moved from the Joint Property shall be priced at the current new price, in effect on date of movement, as listed by a reliable supply store nearest the Joint Property, or point of manufacture, plus transportation costs, if applicable, to the railway receiving point nearest the Joint Property. Unused new tubulars will be priced as provided above in Paragraph 2.A1 and A 2.

          B.   Good Used Material (Condition B)

          Material in sound and serviceable condition and suitable for reuse without reconditioning:

               1.   Material moved to the Joint Property

               At seventy-five percent (75%) of current new price, as determined by Paragraph A.

               2.   Material used on and moved from the Joint Property

                    (a) At seventy-five percent (75%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as new Material or

                    (b) At sixty-five percent (65%) of current new price, as determined by Paragraph A, if Material was originally charged to the Joint Account as used Material

               3.   Material not used on and moved from the Joint Property

               At seventy-five percent (75%) of current new price as determined by Paragraph A.

               The cost of reconditioning, if any, shall be absorbed by the transferring property.

          C.   Other Used Material

               1.   Condition C

                    Material which is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced at fifty percent (50%) of current new price as determined by Paragraph A. The cost of reconditioning shall be charged to the receiving property, provided Condition C value plus cost of reconditioning does not exceed Condition B value.

               2.   Condition D

                    Material,   excluding  junk,  no  longer  suitable  for  its
               original purpose, but usable for some other purpose will be priced on a basis commensurate with its use. The Operator may dispose of Condition D Material under procedures normally used by Operator without prior approval of Non-Operators.

                    (a) Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing or drill pipe utilized as line pipe shall be priced at used line pipe prices.

                    (b) Casing, tubing or drill pipe used as higher pressure service lines than standard line pipe, e.g. power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non upset basis.

               3.   Condition E

                    Junk  shall be priced at  prevailing  prices.  Operator  may
               dispose  of  Condition  E  Material  under  procedures   normally
               utilized by Operator without prior approval of Non-Operators.

          D.   Obsolete Material

               Material which is serviceable and usable for its original function but condition and/or value of such Material is not equivalent to that which would justify a price as provided above may be specially priced as agreed to by the Parties. Such price should result in the Joint Account being charged with the value of the service rendered by such Material.


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


          E.   Pricing Conditions

               1. Loading or unloading costs may be charged to the Joint Account at the rate of twenty-five cents (25(cent)) per hundred weight on all tubular goods movements, in lieu of actual loading or unloading costs sustained at the stocking point. The above rate shall be adjusted as of the first day of April each year following January 1, 1985 by the same percentage increase or decrease used to adjust overhead rates in Section III, Paragraph 1.A.3. Each year, the rate calculated shall be rounded to the nearest cent and will be the rate in effect until the first day of April next year. Such rate shall be published each year by the Council of Petroleum Accountants Societies.

               2. Material involving erection costs shall be charged at applicable percentage of the current knocked-down price of new Material.

     3.   PREMIUM PRICES

          Whenever Material is not readily obtainable at published or listed prices because of national emergencies. strikes or other unusual causes over which the Operator has no control, the Operator may charge the Joint Account for the required Material at the Operator's actual cost incurred in providing such Material, in making it suitable for use, and in moving it to the Joint Property; provided notice in writing is furnished to Non-Operators of the proposed charge prior to billing Non-Operators for such Material. Each Non-Operator shall have the right, by so electing and notifying the Operator within ten (10) days after receiving notice from the Operator, to furnish in kind all or part of his share of such Material suitable for use and acceptable to the Operator.

     4.   WARRANTY OF MATERIAL FURNISHED BY OPERATOR

          The Operator does not warrant the Material furnished. In the case of defective Material, credit shall not be passed to the Joint Account until adjustment has been received by the Operator from the manufacturers or their agents.

V. INVENTORIES

     The Operator shall maintain detailed records of Controllable Material.

     1.   PERIODIC INVENTORIES, NOTICE AND REPRESENTATION

          At reasonable intervals, inventories shall be taken by the Operator of the Joint Account Controllable Material. Written notice of intention to take inventory shall be given by the Operator at least thirty (30) days before any inventory is to begin so that Non-Operators may be represented when any inventory is taken. Failure of Non-Operators to be represented at an inventory will be deemed to be an admission of consent to the accuracy of the inventory count and thereby be binding on the Non-Operators who will thereby be deemed to have accepted the inventory taken by Operator.

     2.   RECONCILIATION AND ADJUSTMENT OF INVENTORIES

          Adjustments to the Joint Account resulting from the reconciliation of a physical inventory shall be made within six months following the taking of the inventory. Inventory adjustments shall be made by Operator to the Joint Account for overages and shortages, but, Operator shall be held accountable only for shortages due to lack of reasonable diligence.

     3.   SPECIAL INVENTORIES

          Special inventories may be taken whenever there is any sale, change of interest, or change of the Operator in the Joint Property. It shall be the duty of the party selling to notify all other Parties as quickly as possible after the transfer of interest takes place. In such cases, both the seller and the purchaser shall be governed by such inventory. In cases involving a change of the Operator, all Parties shall be governed by such inventory.

     4.   EXPENSE OF CONDUCTING INVENTORIES

          A. The expense of conducting periodic inventories shall not be charged to the Joint Account unless agreed to by the Parties.

          B. The expense of conducting special inventories shall be charged to the Parties requesting such inventories, except inventories required due to change of Operator shall be charged to the Joint Account

                                   EXHIBIT "B"

                STATUTORY INDEMNITY LIMITATIONS WHERE APPLICABLE


         In the event this Master Contract Operating Agreement is subject to the indemnity limitations of any applicable State law, and so long as that law is in force, then it is agreed that the above obligations to indemnify are limited to the extent allowed by law and by the amount of insurance in place. Additionally, the parties agree that:

1. In the event that this Master Contract is subject to the indemnity limitations of Act 427 of the 1981 Louisiana Legislature (R.S. 9:2780), and so long as that act is in force, each Party agrees to defend, indemnify, save and hold the other party harmless from and against all claims and causes of action to the extent such arise out of the indemnifying party's negligence, gross negligence, strict liability or breach of contract.

                                   EXHIBIT "C"

                   ACCOUNTING PROCEDURES FOR JOINT OPERATIONS


Obligations, duties responsibilities, activities and tasks assigned to, and assumed by, MRI and OPS, respectively, as contemplated or addressed in any Operating Agreement related to any Work designated, assigned and accepted under the Contract:

I.   OPS GROUP LIMITED

     a. All drilling operations, and related obligations and tasks, related to any Work or well site, including the initial drilling and all subsequent drilling operations.

     b. All completion operations and activities, and all related obligations and tasks.

     c. All production operations and activities, and all related obligations and tasks, including without limitation the following:

          i.   Maintaining online production database.

          ii.  All necessary maintenance and operations for production.

          iii. All necessary field supervision. iv. All necessary pumping services.

          v.   Calculating, reporting and paying revenue based production taxes.
               vi. Resolving tax agency inquiries for reporting or payment issues related to production. vii. Host all tax audits related to production and related taxes.

     d.   Day  to  day  operation  and  maintenance  of any  wells  and  related
          facilities,   including   without   limitation  all  operational  cost
          accounting and other general accounting functions.

     e. All workover operations and activities, and all related obligations and tasks.

     f. Acquiring or constructing, and maintaining, all facilities and equipment necessary for all Work and obligations hereunder g. Acquiring and maintaining all materials and supplies necessary for all Work and obligations hereunder h. Collection of all moneys for operations, with timely notice to MRI of any shortfalls i. Distribution of revenues and payments according to all division orders and related instructions communicated to OPS by MRI j. Making all joint interest billings according to all division orders and related instructions communicated to OPS by MRI k. Notifying MRI, in a timely manner, of any shut-in situations or similar issues that affect any revenue distributions or joint interest billings.

     l. All regulatory work and all necessary filings and notices with relevant governmental bodies in connection with the Work, including without limitation:

          i.   Preparing and filing monthly reports.

          ii. Preparing and overseeing preparation of other required regulatory reports and filings.

II.  MRI

     a. All initial, pre-drilling geological, land, legal and promotional work related to a prospect, including any participation agreements, the operating agreement and any initial drilling AFE

     b. Sales and marketing of any produced or anticipated product, including midstream work, as well as all related activities and tasks, unless such duties are assigned to and assumed by OPS by the express mutual consent of the parties

     c. Acquisition and Administration of mineral leases, including land work, title work, curative work, legal analysis, responsibility for unitization, division orders and related calculations, making lease rentals and payments, making shut-in or similar payments, and all other landowner relations-type obligations and tasks

     d. Making timely and accurate notification to OPS of all division orders, property interest information and other related information as may be necessary for OPS to make accurate and timely distributions of money and royalties

     e. Making timely and accurate notification to OPS of all information necessary for OPS to make timely and accurate joint interest billings

     f. Establishing and maintaining appropriate contact with, and flow of information to, working interest owners, except for the actual payment of distributions, the collection of money for operations, the making of joint interest billings, and other such tasks expressly assigned to and assumed by OPS

                                   EXHIBIT "D"

                                INSURANCE MATTERS


1. The Operator shall carry at least the following insurance with a proportionate part of the premiums on such insurance determined on an equitable basis consistent with Operator's accounting practice, to be charged to the Joint Account:

     A. Worker's Compensation and Employer's Liability Insurance - unless waived in accordance with applicable law.

          Coverage A - Statutory in accordance with the laws of the State of _______________ and every other State or jurisdiction where the Operator is providing materials and services to any Work or Operation pursuant to this Master Contract.

          Coverage B - Employer's Liability Insurance - $5,000,000.00 each accident.

     B. Business Auto Policy - $5,000,000 Combined Single Limit for Bodily Injury Liability and/or Property Damage Liability.

     C. Comprehensive General Liability Policy - $5,000,000 each occurrence limit.

     D. Umbrella Liability Insurance and/or Excess Liability Insurance - $19,000,000 excess of the applicable underlying limits.

     E.   Energy Exploration and Development Insurance

          Section A - Control of Well Insurance

          Section B - Redrilling/Extra Expense Insurance

          Section  C  -  Seepage  and  Pollution,  clean  up  and  Contamination
          Insurance

          $20,000,000 combined Single Limit of Liability in respect of 100% interest any one occurrence.

          In lieu of participating in the Energy Exploration and Development Insurance purchased by Operator, any party hereto shall have the option to furnish its own insurance with coverage limits equal to or exceeding the limits set out above. Prior to commencement of operations, Operator shall notify Non-Operators of the intended commencement date and they shall have the opportunity to provide evidence of insurance to Operator. Operator shall purchase insurance for those parties not electing to furnish their own insurance and shall bill costs of such insurance proportionately based on the interests of the parties participating in same.

2. Operator shall not carry physical damage insurance for the benefit of the Joint Account covering loss of or damage to the jointly owned property or production therefrom caused by fire, theft, explosion, windstorm, tornado, flood, vandalism, malicious mischief, or other extended perils, and the Joint Account shall be charged with all loss and expenditures caused or incurred as the result thereof or as the result of any other casualty for which Operator is not required to carry insurance hereunder. Operator shall not be liable to non-operator for any loss suffered on account of any errors, omissions, and the insufficiency of the insurance carried nor of the insurers with whom carried.

                                   EXHIBIT "E"

                   SERVICES INCLUDED IN OVERHEAD FEE SCHEDULE


I.   REGULATORY

         o Prepare and file monthly production reports.


II.  PRODUCTION

         o Maintain online production database
         o Provide pumping services

III. ENGINEERING

         o Provide engineering production review and monitoring on each well

IV.  ACCOUNTING

     A.   REVENUE

          1.   REVENUE BOOKINGS/DISTRIBUTIONS

               o Verify payments from purchasers in accordance with marketing arrangements.
               o    Reconciliation of bookings to cash receipts.
               o    Maintain  revenue  allocation  schedules  and record  actual revenues.
               o    Process monthly payments to owners.
               o    Maintain  revenue  &  royalty  suspense  records.   o  Image
                    appropriate system generated reports.


          2.   PRODUCTION TAXES

               o    Calculate, report, and pay revenue-based production taxes.
               o Resolve tax agency inquiries for reporting or payment issues (after contract date).
               o    Host tax audits.


     B.   OPERATIONAL COST ACCOUNTING


               o    Identify and book billable charges.
               o    Process material transfers prepared by field personnel.
               o    Approval and coding of invoices
               o Process invoices and payments including check printing and mailing.
               o    Process ad valorem tax payments.
               o    Host and respond to Joint Interest audits.

               o    Identify and record JIB corrections.
               o    Perform month-end AP processing and joint interest billing.
               o    Complete 1099 forms and distribute as required.
               o Enter Revenue and Working Interest changes per Company's written instructions.

     C.   GENERAL ACCOUNTING

               o    Generate Monthly System Financial Statements.



     V.   INSURANCE

               o Liability insurance as required in Exhibit D 1.A, B, C, and D.


Items not included in Overhead Fees are billed separate at prevailing rates as they occur

                                OPS GROUP LIMITED
                         OPERATING OVERHEAD FEE SCHEDULE


There will be a one time set up fee of $400.00 per well. Thereafter a flat rate per month per well will be charged for all services as described above related to the ongoing operation of the well based on its operational status as follows:

1. Producing Rate Land                              $ 1800 + Pumper Cost

2. Producing Rate Inland Waters                     $ 2600 + Pumper Cost

3. Artificial Lift                                  Add $25 per month

4. Horizontal                                       Add $25 per month

5. Extreme Conditions                               Add $25 per month

6. Hazardous Conditions                             Add $50 per month

7. Each 10 Owners                                   Add $25 per month

8. Shut-In                                          $ 800 + Pumper Cost

9. Compressor on location                           Add $100 per month

10. Compressor Station                              At Producing Well Rate

11. Central Tank Battery or Facility                At Producing Well Rate

12. Drilling, Completion, Recompletion, Workover,   Total Producing Rate times
    or other rigless well work and Major            10 (does not include pumper
    Construction                                    cost)

13. Pipeline To be Determined

Extreme conditions are defined as deeper than 10,000' MD or HTHP.
Hazardous Conditions include H2S and excessive CO2 (>4%) and other hazardous environments.